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                                                                     EXHIBIT 8.1



                               [DECHERT LETTERHEAD]



                                                 July 26, 2001


Board of Directors
AmeriSource Health Corporation
1800 Morris Drive
Suite 100
Chesterbrook, PA  19087-5594




     Re: AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 16, 2001, AMONG AABB CORPORATION, AMERISOURCE HEALTH CORPORATION, BERGEN-BRUNSWIG CORPORATION, A-SUB ACQUISITION CORP AND B-SUB ACQUISITION CORP.

Ladies and Gentlemen:

         We have acted as counsel to AmeriSource Health Corporation ("AmeriSource"), a Delaware corporation, in connection with the proposed merger (the "AmeriSource Merger") of A-Sub Acquisition Corp.("AmeriSource Merger Sub"), a Delaware corporation with and into AmeriSource and the proposed merger (the "Bergen Merger") of B-Sub Acquisition Corporation ("Berger Merger Sub"), a Delaware corporation, with and into Bergen Brunswig Corporation ("Bergen"), a New Jersey corporation (the "Bergen Merger"; the AmeriSource Merger and the Bergen Merger together referred to herein as the "Mergers"), pursuant to the Agreement and Plan of Merger dated as of March 16, 2001 among AABB Corporation (now known as AmerisourceBergen Corporation, "AmerisourceBergen"), a Delaware corporation, AmeriSource, Bergen, AmeriSource Merger Sub and Bergen Merger Sub (the "Merger Agreement"). Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

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Board of Directors
AmeriSource Health Corporation
Page 2

         You have asked for our opinion concerning certain federal income tax consequences of the AmeriSource Merger in connection with the filing of a registration statement on Form S-4 (the "Registration Statement") containing the Joint Proxy Statement/Prospectus for the Mergers to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Pursuant to the Merger Agreement:

         1. AmeriSource Merger Sub will be merged with and into AmeriSource, and each share of AmeriSource Common Stock will be exchanged for one share of common stock of AmerisourceBergen ("AmerisourceBergen Common Stock"); and

         2. Bergen Merger Sub will be merged with and into Bergen, and each share of Bergen Common Stock will be exchanged for .37 shares of AmerisourceBergen Common Stock. Only whole shares of AmerisourceBergen Common Stock will be issued in the Merger. Each holder of Bergen Common Stock who would otherwise be entitled to a fraction of a share of AmerisourceBergen Common
Stock will receive, in lieu thereof, an amount of cash determined in the manner set forth in the Merger Agreement.

         For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a) the Merger Agreement;

         (b) the Joint Proxy Statement/Prospectus included in the Registration Statement;

         (c) those certain tax representation letters dated on or about the date hereof delivered to us by Bergen and AmeriSource containing certain representations of Bergen and AmeriSource (the "Tax Representation Letters"); and

         (d) such other instruments and documents related to the formation, organization and operation of AmeriSource and Bergen, and related to the consummation of the Mergers and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed
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Board of Directors
AmeriSource Health Corporation
Page 3


and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         2. All representations, warranties and statements made or agreed to by AmerisourceBergen, AmeriSource, Bergen, AmeriSource Merger Sub and Bergen Merger Sub, their managements, employees, officers, directors and stockholders in connection with the Mergers, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true, correct and complete at all relevant times;

         3. All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters have been or will be performed without waiver or breach of any material provision thereof; and

         4. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

         We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement/Prospectus and that the AmeriSource Merger and the Bergen Merger will each qualify as a statutory merger under applicable state laws.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that:

         (i) Neither AmeriSource nor holders of shares of AmeriSource Common Stock will recognize any gain or loss for federal income tax consequences, except to the extent of any payments made in respect of conveyance taxes pursuant to Section 6.1(i) of the Merger Agreement; and

         (ii) Subject to the limitations set forth therein, the discussion contained in the Joint Proxy Statement/Prospectus under the caption "THE MERGER -- Material United States Federal Income Tax Consequences of the Merger" is an accurate summary of the material U.S. federal income tax consequences of the AmeriSource Merger to holders of AmeriSource Common Stock under currently applicable law.

         This opinion does not address the various state, local or foreign tax consequences that may result from the AmeriSource Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

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Board of Directors
AmeriSource Health Corporation
Page 4


         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon. This opinion is based on the assumption that shares of AmeriSource Common Stock are held as capital assets and may not apply to holders of AmeriSource Common Stock who have received their shares as compensation for services rendered (for example, if the shares are substantially unvested within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or were acquired upon the exercise of incentive stock options under Section 422 of the Code).

         This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         Except as set forth below, this opinion is intended for your benefit, is not to be quoted, circulated or otherwise referred to without our express permission, and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" and "Federal Income Tax Consequences" in the Joint Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.



                                                Very truly yours,

                                                /s/ Dechert Price & Rhoads
                                                --------------------------
                                                Dechert Price & Rhoads